Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan of Reata Pharmaceuticals, Inc. of our report dated February 28, 2019, with respect to the consolidated financial statements of Reata Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

June 13, 2019